UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2019

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2019, the Board of Directors (the “Board”) of Cleveland-Cliffs Inc. (the “Company”) elected M. Ann Harlan and Janet L. Miller to the Board, effective immediately. The Board has determined that Mses. Harlan and Miller have no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent within the Company’s director independence standards, which are consistent with the New York Stock Exchange’s director independence standards as currently in effect. Ms. Miller has been appointed a member of the Governance and Nominating Committee and Ms. Harlan has been appointed as a member of the Audit Committee.
As non-employee directors, Mses. Harlan and Miller will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed under the heading “Director Compensation” in its most recent proxy statement filed with the SEC on March 12, 2018. Mses. Harlan and Miller will participate in the Company’s Amended and Restated 2014 Nonemployee Directors’ Compensation Plan (the “Plan”). Pursuant to the Plan, Mses. Harlan and Miller are to receive a prorated restricted share award as calculated using the grant date fair value and also will be entitled to quarterly retainer fees.
The Company also expects to enter into an Indemnification Agreement with each of Mses. Harlan and Miller, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K. The Indemnification Agreement provides that, to the extent permitted by Ohio law, the Company will indemnify each of Mses. Harlan and Miller against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by either of them in connection with any suit in which they are a party or otherwise involved as a result of their respective service as a member of the Board. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.
A copy of the press release relating to the appointment of Mses. Harlan and Miller as directors is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Form of Indemnification Agreement between the Company and Directors (filed as Exhibit 10.5 to Cliffs' Annual Report on Form 10-K for the period ended December 31, 2011 and incorporated herein by reference)

99.1	Cleveland-Cliffs Inc. published a news release on January 28, 2019 captioned, “Cleveland-Cliffs Appoints Ann Harlan and Janet Miller to Board of Directors”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	January 28, 2019	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary